[PARAGON LOGO]                                                              NEWS




FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Len Yurkovic, President and CEO
                      610-252-3205
                      610-252-3102 (Fax)
                      www.ptgamex.com


                     PARAGON TECHNOLOGIES REPORTS PROFITABLE
                      THIRD QUARTER AND NINE MONTH RESULTS
                                    - - - - -

EASTON, PA -- November 10, 2005 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling solutions, including systems, technologies, products and services, today announced results for the third quarter and nine months ended September 30, 2005.

During the third quarter of 2005, the Company's continuing operations received orders totaling approximately $6.0 million, and finished the third quarter of 2005 with a backlog of orders of approximately $9.7 million, a 24% increase over the $7.8 million backlog of orders at the end of the second quarter of 2005. Sales for the third quarter of 2005 rose 32% to approximately $4.1 million when compared to sales of approximately $3.1 million in the third quarter of 2004.

For the nine month period ended September 30, 2005, the Company's continuing operations booked orders totaling approximately $15.8 million, a 70% increase when compared to the $9.3 million of orders received during the first nine months of 2004. Sales for the first nine months of 2005 rose 37% to $11.7 million when compared to sales of $8.5 million for the first nine months of 2004.

As previously reported, upon receiving stockholder approval at a Special Meeting of Stockholders held on August 3, 2005, the closing of the sale of substantially all of the assets and liabilities of Ermanco occurred on August 5, 2005. Per the terms of the Asset Purchase Agreement, the buyer paid the Company cash in the amount of approximately $23.0 million at closing. The Company obtained cash consideration of $21,555,000, net of transactions costs of $1,033,000 and a $467,000 working capital adjustment in connection with the sale of the assets and liabilities of Ermanco, thereby resulting in a pre-tax loss for financial statement purposes on the sale of approximately $978,000 as recorded in Income from discontinued operations, net of income taxes, for the nine months ended September 30, 2005. The cash consideration received


                                     [MORE]

We Build Productivity                                                     [LOGO]
--------------------------------------------------------------------------------
      PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9295
                       o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com

[PARAGON LOGO]                                                            Page 2
--------------------------------------------------------------------------------


by the Company is subject to an accounts receivable adjustment based on collections of outstanding accounts receivable after August 5, 2005.

The Company ended the third quarter with a strong balance sheet. As of September 30, 2005, the current ratio remains strong at 3.53, while working capital approximates $20.7 million. During the three and nine months ended September 30, 2005, cash expenditures for stock repurchases totaled approximately $4.0 million.

Income from continuing operations for the third quarter of 2005 was $61,000 or $.01 basic earnings per share, compared to income from continuing operations of $45,000 or $.01 basic earnings per share in the third quarter of 2004. Net income for the third quarter of 2005 was $141,000 or $.03 basic earnings per share, compared to net income of $465,000 or $.11 basic earnings per share in the third quarter of 2004. Unfavorably impacting net income for the third quarter of 2005 by $288,000 was the third quarter loss on the sale of substantially all of the assets and liabilities of Ermanco which primarily represented transaction costs associated with professional fees. Earnings before interest expense, income taxes, depreciation and amortization expense ("EBITDA") from continuing operations for the third quarter of 2005 was $124,000 compared to $101,000 for the third quarter of 2004.

Income from continuing operations for the first nine months of 2005 was $15,000 or $.00 basic earnings per share, compared to a loss from continuing operations of $71,000 or $.02 basic loss per share for the first nine months of 2004. Net income for the first nine months of 2005 was $1,044,000 or $.25 basic earnings per share, compared to net income of $935,000 or $.22 basic earnings per share for the first nine months of 2004. Earnings before interest expense, income taxes, depreciation and amortization expense ("EBITDA") from continuing operations for the first nine months of 2005 was $91,000 compared to a loss of $36,000 for the first nine months of 2004.

The increase in sales and gross profit on sales of $3,176,000 and $270,000, respectively, for the first nine months of 2005 was associated with a larger backlog of orders entering fiscal 2005 when compared to the backlog of orders entering fiscal 2004. Also, contributing to the increase in sales was progress made on contracts received prior to the start of the year and during the first half of 2005 in accordance with contract completion requirements. Offsetting the favorable impact of the aforementioned increase in sales and gross profit on sales was an increase of $419,000 in selling, general and administrative expenses, primarily attributable to the addition of resources aimed at expanding the customer base and an increase in salaries and fringe benefits, an increase in expenses related to the Company's enhanced revenue performance, and expenses associated with consulting and marketing services primarily associated with product promotion, marketing research, and participation in trade shows primarily during the first half of fiscal 2005.

Len Yurkovic, Paragon's President and Chief Executive Officer, commented, "The results for the third quarter of 2005 mark the seventh consecutive quarter of profitability for Paragon. We are extremely proud to be reporting an increase in the rate of new orders from continuing operations along with a growing backlog of orders, and also a very strong balance sheet. Our quoting activity remains strong and we continue to make investments in sales and marketing as we target active sectors of the material handling marketplace. Particularly active sectors include health and beauty aids, the entertainment industry, and vehicle assembly markets."

[PARAGON LOGO]                                                            Page 3
--------------------------------------------------------------------------------


The Company is currently exploring various business strategies designed to enhance the value of the Company's assets for its stockholders. The Company is continuing to evaluate and actively explore a range of possible options, including transactions intended to maximize stockholder value, and consider the acquisition of complementary assets and/or businesses.

The Company will host a conference call to discuss these results on Thursday, November 10, 2005 at 11:00 a.m. EST. To participate in the call, please dial 800-895-1713 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.ptgamex.com.


About Paragon Technologies

Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' Production & Assembly and Order Fulfillment branded technologies and material handling solutions address unit assembly handling and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, General Motors, Ford, Peterbilt, Harley-Davidson, and Walgreens.

                                      * * *





--------------------------
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. Furthermore, achievement of the objectives of the Company following the sale of Ermanco is subject to risks associated with business disruption resulting from the announcement of the sale and other risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2004 and the most recent quarterly report on Form 10-Q for the quarter ended June 30, 2005.

     This press release and prior releases are available at www.ptgamex.com.

[PARAGON LOGO]                                                            Page 4
--------------------------------------------------------------------------------


                           Paragon Technologies, Inc.
                           Consolidated Balance Sheets
                             Selected Financial Data
                    (In Thousands, Except Ratio Information)

------------------------------------------------------------------------------------------------------------
                                                      September 30, 2005               December 31, 2004
------------------------------------------------------------------------------------------------------------
Cash and cash equivalents..................               $      341                           1,702
Short-term investments.....................                   23,015                           1,900
                                                    ------------------------          ---------------------
   Total cash and cash equivalents
     and short-term investments............               $   23,356                           3,602
                                                    ------------------------          ---------------------

Trade receivables, net.....................               $    3,571                           1,636

Inventories................................               $      441                             352

Current assets.............................               $   28,859                          13,802
Current liabilities........................                    8,186                           6,908
                                                    ------------------------          ---------------------
   Working capital.........................               $   20,673                           6,894
                                                    ------------------------          ---------------------

Current ratio..............................                     3.53                            2.00

Total assets...............................               $   29,309                          32,977

Total stockholders' equity.................               $   20,889                          23,308

------------------------------------------------------------------------------------------------------------

                           Paragon Technologies, Inc.
                      Consolidated Statements of Operations
                             Selected Financial Data
                  (In Thousands, Except Per Share Information)

------------------------------------------------------------------------------------------------------------
                                              Third Quarter Ended                Nine Months Ended
                                                 September 30,                     September 30,
                                         ------------------------------    ------------------------------
                                             2005             2004             2005             2004
                                         -------------    -------------    -------------    -------------
Net sales...........................      $   4,101           3,111           11,696            8,520
                                         =============    =============    =============    =============


Income (loss) from continuing
operations before income taxes......      $     100              74               24             (116)
Income tax expense (benefit)........             39              29                9              (45)
                                         -------------    -------------    -------------    -------------
Income (loss) from continuing
operations..........................             61              45               15              (71)

Income from discontinued
operations, net of income taxes.....             80             420            1,029            1,006
                                         -------------    -------------    -------------    -------------
Net income..........................      $     141             465            1,044              935
                                         =============    =============    =============    =============

Basic earnings (loss) per share:
Income (loss) from continuing
operations...........................     $     .01             .01             -                (.02)
Income  from discontinued
operations...........................           .02             .10              .25              .24
                                         -------------    -------------    -------------    -------------
Net income...........................     $     .03             .11              .25              .22
                                         =============    =============    =============    =============

Diluted earnings (loss) per
share:
Income (loss) from continuing
operations..........................      $     .01             .01             -                (.02)
Income from discontinued
operations..........................            .02             .10              .24              .23
                                         -------------    -------------    -------------    -------------
Net income..........................      $     .03             .11              .24              .21
                                         =============    =============    =============    =============

------------------------------------------------------------------------------------------------------------

[PARAGON LOGO]                                                            Page 5
--------------------------------------------------------------------------------
                           Paragon Technologies, Inc.
                       Supplemental Financial Information
          Reconciliation of Income (Loss) From Continuing Operations to
                        EBITDA From Continuing Operations
                                 (In Thousands)

------------------------------------------------------------------------------------------------------------
                                               Third Quarter Ended               Nine Months Ended,
                                                  September 30,                     September 30,
                                          ------------------------------    ------------------------------
                                              2005             2004             2005             2004
                                          -------------    -------------    -------------    -------------
Income (loss) from continuing
operations...........................      $      61              45               15              (71)
Add:   Income tax expense
(benefit)............................             39              29                9              (45)
                                          -------------    -------------    -------------    -------------
Income (loss) from continuing
operations before income taxes.......            100              74               24             (116)
Add:   Interest expense..............              -               -                1                -
Add:   Depreciation and
       amortization expense..........             24              27               66               80
                                          -------------    -------------    -------------    -------------
EBITDA from continuing
operations...........................      $     124             101               91              (36)
                                          =============    =============    =============    =============

------------------------------------------------------------------------------------------------------------